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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Multiple Zones International, Inc. 1993 Stock Incentive Plan, as amended, of our report dated June 3, 1996, on our audits of the consolidated financial statements of Multiple Zones International, Inc. included in Amendment No. 1 to its Registration Statement on Form S-1 (Commission File No. 333-4458) effective June 26, 1996, filed with the Securities and Exchange Commission.



                                                Coopers & Lybrand, L.L.P.



Seattle, Washington
October 4, 1996